                                                                       EXHIBIT 5



                     Paul, Hastings, Janofsky & Walker LLP
                            555 South Flower Street
                       Los Angeles, California 90071-2371
                            Telephone (213) 683-6000
                            Facsimile (213) 627-0705



December 10, 1997



Coram Healthcare Corporation
Bank One Building
1125 17th Street
Suite 2100
Denver, Colorado  80202


Ladies and Gentlemen:

                 We are furnishing this opinion of counsel to Coram Healthcare Corporation, a Delaware corporation (the "Company"), for filing as Exhibit 5 to the Registration Statement on Form S-8 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issuance and sale by the Company of up to 700,000 shares (the "Shares") of its Common Stock, $.001 par value per share, pursuant to Coram Healthcare Corporation's Employee Stock Purchase Plan (the "Plan").

                 We have examined the Certificate of Incorporation and Bylaws, each as amended to date, of the Company, and the originals, or copies certified or otherwise identified, of records of corporate action of the Company as furnished to us by the Company, certificates of public officials and of representatives of the Company, and such other instruments and documents as we deemed necessary, as a basis for the opinions hereinafter expressed.

                 Based upon our examination as aforesaid, and in reliance upon our examination of such questions of law as we deem relevant under the circumstances, we are of the opinion that the Shares, when purchased and issued as described in the Registration Statement and in accordance with the Plan, will be validly issued, fully paid and nonassessable.

                 We express no opinion with respect to the applicability or effect of the laws of any jurisdiction other than the Delaware General Corporation Law as in effect on the date hereof.

Coram Healthcare Corporation
December 10, 1997
Page 2


                 We hereby consent to the filing of this opinion of counsel as
Exhibit 5 to the Registration Statement.


                          Very truly yours,

                          /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP